Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Third Quarter 2011 Financial Results

Oakland, CA — October 19, 2011 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $30.2 million compared to $31.3 million for the second quarter of 2011 and $33.7 million for the third quarter of 2010. Net loss for the third quarter of 2011, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.7 million or $0.09 per share compared with a net loss of $1.9 million or $0.06 per share for the second quarter of 2011 and a net income of $1.7 million or $0.05 diluted per share for the third quarter of 2010. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.3 million for the third quarter of 2011, compared to an adjusted EBITDA loss of $1.1 million for the second quarter of 2011 and an adjusted EBITDA profit of $0.6 million for the third quarter of 2010.

“The MXK continued to drive new organic customer growth, sustained industry leadership and strong customer acceptance,” stated Mory Ejabat, Zhone’s chief executive officer. “As a result, we expect revenue growth in the fourth quarter accompanied by adjusted EBITDA profitability.”

Cash, cash equivalents and short-term investments at September 30, 2011 was $17.8 million compared to $21.2 million at December 31, 2010. Cash net of debt obligations at September 30, 2011 was $7.8 million compared to $11.2 million at December 31, 2010.

Zhone will conduct a conference call and audio webcast today, October 19, 2011, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2011 results. This call is open to the public by dialing +1 (866) 713-8564 for U.S. callers and +1 (617) 597-5312 for international callers and then entering passcode 14257755. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 34732116. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net revenue	$30,204	$31,294	$33,683	$91,070	$98,020
Cost of revenue	19,901	20,217	20,095	59,101	61,039
Stock-based compensation	29	11	12	50	83

Gross profit	10,274	11,066	13,576	31,919	36,898

Operating expenses:
Research and product development (1)	5,294	5,449	5,283	16,259	15,758
Sales and marketing (1)	5,557	5,399	5,979	16,450	17,835
General and administrative (1)	2,154	2,093	2,352	6,318	7,929
Gain on sale of Oakland Campus	—	—	(1,959)	—	(1,959)

Total operating expenses	13,005	12,941	11,655	39,027	39,563

Operating income (loss)	(2,731)	(1,875)	1,921	(7,108)	(2,665)
Other expense, net	(4)	(14)	(216)	(9)	(939)

Income (loss) before income taxes	(2,735)	(1,889)	1,705	(7,117)	(3,604)
Income tax provision (benefit)	13	7	8	(33)	(95)

Net income (loss)	$(2,748)	$(1,896)	$1,697	$(7,084)	$(3,509)

Weighted average shares outstanding
Basic	30,701	30,644	30,431	30,645	30,324
Diluted	30,701	30,644	31,882	30,645	30,324
Earnings per common share net income (loss)
Basic	$(0.09)	$(0.06)	$0.06	$(0.23)	$(0.12)
Diluted	$(0.09)	$(0.06)	$0.05	$(0.23)	$(0.12)

(1) Amounts include stock-based compensation costs as follows:

Research and product development	89	53	63	189	313
Sales and marketing	174	53	58	279	368
General and administrative	639	175	113	936	1,298

	902	281	234	1,404	1,979
GAAP net income (loss)	$(2,748)	$(1,896)	$1,697	$(7,084)	$(3,509)
Stock-based compensation	931	292	246	1,454	2,062
Interest expense	33	28	240	110	966
Income taxes	13	7	8	(33)	(95)
Depreciation	447	443	380	1,343	1,261
Gain on sale of Oakland Campus	—	—	(1,959)	—	(1,959)

Non-GAAP Adjusted EBITDA profit (loss)	$(1,324)	$(1,126)	$612	$(4,210)	$(1,274)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$17,834	$21,174
Accounts receivable	26,853	29,747
Inventories	29,458	31,048
Prepaid expenses and other current assets	2,583	2,514

Total current assets	76,728	84,483
Property and equipment, net	5,158	5,274
Restricted cash	58	58
Other assets	154	296

Total assets	$82,098	$90,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,143	$11,864
Line of credit	10,000	10,000
Accrued and other liabilities	11,687	13,217

Total current liabilities	33,830	35,081
Other long-term liabilities	4,373	5,615

Total liabilities	38,203	40,696

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	1,071,113	1,069,513
Other stockholders’ equity	240	277
Accumulated deficit	(1,027,489)	(1,020,405)

Total stockholders’ equity	43,895	49,415

Total liabilities and stockholders' equity	$82,098	$90,111

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